Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Chesapeake Lodging Trust Equity Plan of our reports dated February 15, 2018, with respect to the consolidated financial statements and schedule of Chesapeake Lodging Trust and the effectiveness of internal control over financial reporting of Chesapeake Lodging Trust included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst and Young LLP

Tysons, Virginia

November 9, 2018